Exhibit 10.22

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. ADDITIONALLY, THE SECURITIES MAY NOT BE PLEDGED IN CONNECTION WITH A MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT.

* * * * * * * * * * * * * * * * * * * *

COMMON STOCK OPTION AGREEMENT

Number of Shares: 300,000	Issue Date: May 25, 2022

Exercise Price per Share: $1.00	Expiration Date: May 24, 2024

FOR VALUE RECEIVED, Jupiter Wellness, Inc., a Delaware corporation (the “Company”), hereby certifies that Wall and Broad Capital, LLC, a limited liability company (the “Option Holder”), is entitled to purchase the securities set forth below.

This Common Stock Option Agreement (the “Option”) entitles the Option Holder to purchase from the Company at any time after the Issue Date and before the Expiration Date, three hundred thousand (300,000) restricted shares (the “Option Shares”) of common stock (the “Common Stock”) of the Company at an exercise price of $1.00 per share (as adjusted from time to time as provided in Section 6 hereof, the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date, as such date may be accelerated as set forth herein.

This Option is being issued pursuant to that certain Consulting Agreement dated May 20, 2022, between the Company and Option Holder, (the “Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Agreement.

1. Investment Representation. The Option Holder by accepting this Option represents that the Option Holder is acquiring this Option for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Option Holder will not sell or otherwise dispose of this Option or the underlying Option Shares in violation of applicable securities laws. The Option Holder acknowledges that the certificates representing any Option Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Option Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Option was acquired by the Option Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Option Holder acknowledges and covenants that this Option may not be exercised by or on behalf of a Person during the one-year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

2. Validity of Option and Issue of Shares. The Company represents and warrants that this Option has been duly authorized and validly issued and warrants and agrees that all of Option Shares that may be issued upon the due exercise of the rights represented by this Option will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Option.

3. Registration of Transfers and Exchange of Options.

a. Subject to compliance with the legend set forth on the face of this Option, the Company shall register the transfer of this Option, or any portion of this Option, in the Option Register, upon delivery by the Option Holder to the Company, pursuant to Section 8 of (i) this Option, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new Option to purchase Common Stock, in substantially the form of this Option (any such new Option, a “New Option”), evidencing the portion of this Option so transferred shall be issued to the transferee and a New Option evidencing the remaining portion of this Option not so transferred, if any, shall be issued to the transferring Option Holder. The acceptance of the New Option by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Option Holder of an Option.

b. This Option is exchangeable, upon the surrender hereof by the Option Holder to the office of the Company specified in or pursuant to Section 8 for one or more New Options, evidencing in the aggregate the right to purchase the number of Option Shares which may then be purchased hereunder. Any such New Option will be dated the date of such exchange and will have the same Expiration Date as the original Option for which the New Option was exchanged.

4. Exercise of Options.

a. Exercise of this Option shall be made upon delivery to the Company pursuant to Section 8, of (i) this Option; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Option Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per share in effect at the time of exercise multiplied by the number of Option Shares specified in the Election Notice, or (b) through a cashless exercise provided in Section 4(b) below, unless the options were registered in accordance with Schedule A of the Agreement. The Company shall promptly issue or cause to be issued and cause to be delivered to the Option Holder in such name or names as the Option Holder may designate in the Election Notice, a certificate for the Option Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Option Holder to receive Option Shares shall be deemed to have become holder of record of such Option Shares as of the Date of Exercise of this Option. All Option Shares delivered to the Option Holder the Company covenants, shall upon due exercise of this Option, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per share of the Common Stock (as quoted by NASDAQ Capital Market or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one share of Common Stock is greater than the Exercise Price of one Option Share (at the date of calculation as set forth below), in lieu of exercising this Option for cash, the Option Holder may elect to receive that number of Option Shares computed using the following formula:

X=Y*(A-B)/A

Where X= the number of shares of Common Stock to be issued to the Option Holder,

Y= the number of shares of Option Shares purchasable under this Option or, if only a portion of this Option is being exercised, the portion of this Option being exercised (at the date of such calculation)

A= Fair Market Value (defined as the average of the closing prices for the five previous day as quoted by NASDAQ Capital Market or other principal trading market, if applicable)

B= Exercise Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Option Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Option Holder, and the holding period for the Option Shares shall be deemed to have commenced, on the date the Option was exercised.

c. This Option shall be exercisable at any time and from time to time for such number of Option Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Option Shares which may be purchased under this Option are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Option evidencing the right to purchase the remaining number of Option Shares for which no exercise has been evidenced by this Option.

5. Common Share Issuance. Upon receipt by the Company of a written request from Option Holder to exercise any portion of any Option, subject to any limitations on exercise contained in any Option, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Option and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Option, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Option issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such holder had exercised this Option immediately prior thereto (all subject to further adjustment as provided in this Option). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Option.

b. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company;

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise; or

(iii) reclassify its Common Stock;

then the number of shares of Common Stock or other securities at the time issuable upon exercise of this Option shall be appropriately adjusted to reflect any such Event.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Option Shares on the exercise of this Option. The number of full Option Shares that shall be issuable upon the exercise of this Option shall be computed on the basis of the aggregate number of Option Shares purchasable on exercise of this Option so presented. If any fraction of an Option Share would, except for the provisions of this Section 9, be issuable on the exercise of this Option, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Option Shares issuable, up to the next whole number.

8. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Jupiter Wellness, Inc.

1061 E. Indiantown Road, Suite 110

Jupiter, FL 33477

Attn: Brian S. John, CEO

If to the Option Holder:

___________________________

___________________________

___________________________

9. Miscellaneous.

a. This Option is being granted pursuant to the terms of the Agreement by and between the Company and the Option Holder. If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Option and the Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Agreement.

b. This Option shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Option may be amended only in writing and signed by the Company and the Option Holder.

c. Nothing in this Option shall be construed to give to any person or corporation other than the Company and the Option Holder any legal or equitable right, remedy or cause of action under this Option; this Option shall be for the sole and exclusive benefit of the Company and the Option Holder.

d. This Option shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws provisions. All disputes arising out of or in connection with this Option, or in respect of any legal relationship associated with or derived from this Option, shall only be heard in any competent court residing in Palm Beach County, Florida. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Option Holder shall only be brought in such courts.

e. In the event the Option Holder hereof shall refer this Option Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Option Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

f. The headings herein are for convenience only, do not constitute a part of this Option and shall not be deemed to limit or affect any of the provisions hereof.

g. In case any one or more of the provisions of this Option shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Option shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Option.

h. The Option Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Option Holder are limited to those expressed in this Option.

IN WITNESS WHEREOF, the Company has caused this Option to be duly executed by the authorized officer as of the date first above stated.

Jupiter Wellness, Inc.

By:
Name:	Brian S. John
Title:	President/CEO

Acknowledged:

By:
Name: